UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2023

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2023, the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (the “Company”) appointed Simon Harford as the Chief Financial Officer (principal financial officer) of the Company, effective as of August 21, 2023. Mr. Harford will take the place of Daphne Quimi, who, as previously disclosed, informed the Company of her intention to retire before the end of 2023. Ms. Quimi will remain employed by the Company as Senior Vice President, Finance, for a transition period to ensure an orderly transition of duties and responsibilities.

In connection with his appointment, the Company has entered into an employment agreement (“Employment Agreement”) with Mr. Harford, which provides that his employment will commence on or about August 21, 2023 and outlines his duties and responsibilities and compensation terms. Pursuant to his Employment Agreement, Mr. Harford is entitled to receive an annual base salary of $500,000, and a bonus target under the Company’s 2023 Management Bonus Program of 45% of his base salary. In addition, the Company intends to grant Mr. Harford an initial, one-time equity award under the Amended and Restated 2007 Equity Incentive Plan, comprised of (i) stock options, of which, subject to continued employment, 25% will become exercisable on the first anniversary date of the grant and the remaining 75% will become exercisable in monthly increments thereafter and (ii) restricted stock units with four-year ratable vesting, subject to continued employment, with each of the grants described in (i) and (ii), together, valued in the aggregate at $2,700,000 in accordance with the Company’s grant valuation procedures at the time of grant. Upon approval by the Compensation Committee of the Board, Mr. Harford may be eligible to receive an annual performance equity grant.

The Company has entered into its standard form of indemnification agreement with Mr. Harford, in substantially the form filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on December 28, 2022 and incorporated by reference herein.

There are no arrangements between Mr. Harford and any other person pursuant to which he was selected to become the Chief Financial Officer of the Company. Mr. Harford does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Harford nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Harford, 63, served as Chief Financial Officer of Albireo Pharma Inc., a leading innovator in bile-acid modulators to treat rare liver conditions, from October 2018. Prior to that, Mr. Harford served as Chief Financial Officer of Parexel International, Inc., a leading global clinical research organization, from May 2017 to October 2018. Prior to that, Mr. Harford served as Senior Vice President, Finance of GlaxoSmithKline plc, Group Vice President and Controller of Avon Products, Inc. and a variety of financial-oriented roles at Eli Lilly and Company.

Mr. Harford holds a Master of Business Administration from Darden Graduate School of Business Administration at the University of Virginia.

The above description of the Employment Agreement is a summary only. A copy of the Employment Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Item 7.01. – Regulation FD Disclosure.

On August 21, 2023, the Company issued a press release announcing the appointment of Simon Harford as Chief Financial Officer. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated August 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: August 21, 2023	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary